Exhibit 99.2

NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

FINANCIAL STATEMENTS

MARCH 31, 2014

(unaudited)

Page

Balance Sheet as of March 31, 2014	1

Statements of Income and Members’ Equity for the three months ended March 31, 2014 and 2013	2

Statements of Cash Flows for the three months ended March 31, 2014 and 2013	3

Notes to Financial Statements	4 – 7

NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

BALANCE SHEET

MARCH 31, 2014

(unaudited)

Assets
Current assets:
Cash and cash equivalents	$206,664
Accounts receivable, net	369,539
Inventory	835,246
Prepaid expenses and other	12,132
Costs end estimates in excess of billings on uncompleted contracts	121,115
Total current assets	1,544,696
Property and equipment, net	72,151
Total assets	$1,616,847

Liabilities and Members’ Equity
Current Liabilities:
Accounts payable	$7,212
Accrued expenses	14,766
Billings in excess of costs and estimated earnings on uncompleted contracts	331,965
Total current liabilities	353,943
Members' equity	1,262,904
Total liabilities and members’ equity	$1,616,847

See the accompanying notes to financial statements.

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NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

STATEMENTS OF INCOME AND MEMBER'S EQUITY

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Contract revenue earned	$566,737	$1,549,440
Cost of revenue earned	364,687	806,111
Gross profit	202,050	743,329
Expenses:
General and administrative	194,564	223,265
Depreciation and amortization	2,777	2,341
Total expenses	197,341	225,606
Net income	4,709	517,723
Member's equity, beginning of period	1,258,195	1,011,856
Member's equity, end of period	$1,262,904	$1,529,579

See the accompanying notes to financial statements.

2

NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating Activities
Net income	$4,709	$517,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,777	2,341
Changes in operating assets and liabilities:
Accounts receivable, net	353,676	(779,038)
Inventory	(60,737)	(15,313)
Prepaid expenses and other	(4,838)	-
Costs end estimates in excess of billings on uncompleted contracts	(121,115)	(146,174)
Accounts payable	(615)	(53,032)
Accrued expenses	9,626	-
Billings in excess of costs and estimated earnings on uncompleted contracts	(38,050)	533,681
Net cash provided by operating activities	145,433	60,188

Financing Activities
Repayment of loans from member	-	(50,000)
Net cash used for financing activities	-	(50,000)

Net increase in cash and cash equivalents	145,433	10,188
Cash and cash equivalents at beginning of year	61,231	116,628
Cash and cash equivalents at end of period	$206,664	$126,816

See the accompanying notes to financial statements.

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NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2014

(unaudited)

Note 1 - Nature of operations

North American Custom Specialty Vehicles, LLC (the “Company” or “NACSV”) was organized on October 27, 2011, under the laws of the State of Alabama. The Company operates principally in the homeland security and public safety industries in the United States whereby the Company builds mobile command units for military, law enforcement, emergency management, and private sector companies.

The terms of the Organization Agreement provide that Brian A. Dekle serves as the Manager and owns 75% of the membership interests and that John Ramsay owns 25% of the membership interests. The Agreement also dictates that John Ramsay has no right to vote on any matters and that the Company’s net profits or net losses shall be allocated to the members in proportion to their membership interests. Generally, the liability of the members of the Company is limited to the members’ total capital contributions.

Note 2 - Summary of significant accounting policies

Revenue and cost recognition

Revenues from fixed-price and modified fixed-price construction contracts are recognized using the percentage-of-completion method of revenue recognition, measure by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers it to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs, it is possible that the estimates used will change within the near-term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as payroll taxes and worker’s compensation insurance premiums. Operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for doubtful accounts

Accounts receivable is stated at cost, net of any allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to meet their obligations. Based on management’s evaluation of each customer, the Company considers all remaining accounts receivable to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.

Inventory

Inventory consists of the shells and components to be added to the mobile command units and is stated at the lower of cost (first-in, first-out) or market.

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NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2014

(unaudited)

Property and equipment

Property and equipment are carried at cost. Expenditures which materially increase values or extend useful lives are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged against income as incurred. The net gain or loss on items retired or otherwise disposed of is credited or charged to operations and the cost and accumulated depreciation are removed from the accounts.

Depreciation

A provision for depreciation of property and equipment is made on a basis considered adequate to amortize the related costs (net of salvage value) over their estimated useful lives using the straight-line method. Estimated useful lives are principally as follows: vehicles, 5 years; furniture and fixtures and office equipment, 5-10 years; leasehold improvements, 40 years; machinery and equipment 5-10 years.

Income taxes

The Company, with the consent of its members, has elected to be taxed as an S Corporation. In general, this election provides that income of the corporation passes through and is taxed directly to the members and not to the Company. Therefore, no provision or liability for income taxes is presented in these financial statements.

The Company is no longer subject to U.S. Federal and State of Alabama income tax examinations by the tax authorities for years before 2011.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

Shipping and handling costs are charged to the contract cost when incurred and are included in the costs of revenues earned.

Note 3 - Concentrations of credit risk

The Company maintains deposit accounts in two financial institutions. Deposit accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per financial institution. At times, deposit accounts may be in excess of limits insured by the FDIC. There were no uninsured amounts at March 31, 2104.

The credit risk for trade accounts receivable is concentrated because the balance due from the one of the Company’s largest customers comprises substantially the entire carrying amount. However, customer accounts typically are collected within a short period of time, and, based on its assessment of current conditions, management believes realization of losses on amounts outstanding as of March 31, 2014 will be immaterial. At March 31, 2014, one customer individually accounted for 96% of the Company’s outstanding trade receivables. As of March 31, 2014, revenue recognized from one customer accounted for 89% of total revenue at March 31, 2014.

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NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2014

(unaudited)

Note 4 - Contracts in progress

Contracts in progress consisted of the following at March 31, 2014:

Costs incurred on uncompleted contracts	$572,166
Estimated earnings	439,451
1,011,617
Less billings to date	(1,222,467)
$(210,850)

Included in the accompanying balance sheet under the following captions:
Costs and estimates in excess of
billings on uncompleted contracts	$121,115
Billings in excess of costs and estimated
earnings on uncompleted contracts	(331,965)
$(210,850)

Note 5 - Inventory

Inventory consists of the following at March 31, 2014:

Materials inventory	$65,767
Truck and trailer inventory	769,479
$835,246

Note 6 - Operating leases

On January 1, 2013 and again on January 1, 2014, the Company renewed a lease agreement for two buildings under a year-to-year operating lease with monthly rent payments totaling $6,749. Total rent expense under this agreement for the three-month periods ended March 31, 2014 and 2013 was $20,247 in both periods.

Note 7 - Backlog

The following schedule summarizes changes in backlog on construction contracts during the period ended March 31, 2014. Backlog represents the amount of estimated revenues the Company expects to realize from uncompleted contracts in progress at March 31, 2014 and from signed contractual agreements on work which has not yet begun.

Balance, December 31, 2013	$903,002
New contacts and adjustment	1,140,630
2,043,632
Less contract revenue earned	(551,927)
Balance, March 31, 2014	$1,491,705

The Company has not entered into any new construction contracts since March 31, 2014.

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NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2014

(unaudited)

Note 8 - Subsequent events

On June 16, 2014, the Company’s members executed an agreement to sell their membership interests. The sales agreement stipulates that the final purchase price, to be remunerated to the sellers in cash and shares of stock issued by the purchaser, is dependent upon numerous future financial events. Additionally, the selling members have agreed to certain covenants to protect the key assets involved in the purchase. The Company will continue operations as a subsidiary of the purchaser.

Subsequent events were evaluated through August 13, 2014, which is the date the financial statements were available to be issued.

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